UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Pioneer Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 15, 2020

Dear Fellow Stockholder:

We cordially invite you to attend the 2019 Annual Meeting of Stockholders of Pioneer Bancorp, Inc. The annual meeting will be held at Pioneer Bank, 652 Albany Shaker Road, Albany, New York on February 18, 2020, at 9:00 a.m., local time. This is our first annual meeting since we completed our initial public offering in July 2019.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of Pioneer Bancorp, Inc. Also enclosed for your review is our Annual Report for the year ended June 30, 2019, which contains information concerning our activities and operating performance. Our directors and officers will be present to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Bonadio & Co., LLP as independent registered public accounting firm for the year ending June 30, 2020. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of Pioneer Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Our Proxy Statement and the 2019 Annual Report are available at: https://www.cstproxy.com/pioneerbanking/2019.

Sincerely,

Thomas L. Amell
President and Chief Executive Officer

Pioneer Bancorp, Inc.

652 Albany Shaker Road

Albany, New York 12211

(518) 730-3025

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 18, 2020

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Pioneer Bancorp, Inc. will be held at Pioneer Bank, 652 Albany Shaker Road, Albany, New York on February 18, 2020 at 9:00 a.m., local time.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of two directors;
2.	the ratification of the appointment of Bonadio & Co., LLP as independent registered public accounting firm for the year ending June 30, 2020; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on January 7, 2020 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF PIONEER BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Frank C. Sarratori
Corporate Secretary

Albany, New York

January 15, 2020

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND PIONEER BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 2019 ARE EACH AVAILABLE ON THE INTERNET AT HTTPS://WWW.CSTPROXY.COM/PIONEERBANKING/2019.

PROXY STATEMENT

Pioneer Bancorp, Inc.

652 Albany Shaker Road

Albany, New York 12211

(518) 730-3025

ANNUAL MEETING OF STOCKHOLDERS

February 18, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pioneer Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at Pioneer Bank, 652 Albany Shaker Road, Albany, New York on February 18, 2020, at 9:00 a.m., local time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 15, 2020.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Pioneer Bancorp, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending June 30, 2020.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Pioneer Bancorp, Inc. at the address shown above, by filing a duly executed proxy bearing a later date or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Frank C. Sarratori, Corporate Secretary, at (518) 730-3025.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Pioneer Bancorp, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on January 7, 2020 are entitled to one vote for each share then held. As of January 7, 2020, there were 25,977,679 shares of common stock issued and outstanding. Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares (other than Pioneer Bancorp, MHC) are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of January 7, 2020, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 652 Albany Shaker Road, Albany, New York 12211. No director or executive officer has pledged Pioneer Bancorp, Inc. common stock as collateral for a loan.

Shares of Common
	Stock Beneficially	Percent of Shares of
	Owned as of the	Common Stock
Persons Owning Greater than 5%	Record Date (1)	Outstanding (2)
Pioneer Bancorp, MHC 652 Albany Shaker Road Albany, New York 12211	14,287,723	55.0%

Directors
Thomas L. Amell	30,000	(3)	*
Eileen C. Bagnoli	5,000		*
Donald E. Fane	30,000	(4)	*
Shaun Mahoney	—		*
Dr. James K. Reed	5,000		*
Edward Reinfurt	15,000		*
Madeline Taylor	15,000	(5)	*

Executive Officers who are not Directors
Joseph A. Fleming	16,000	(6)	*
Susan M. Hollister	15,000	(7)	*
Patrick J. Hughes	17,500	(8)	*
Laura A. Mazzara	15,000	(9)	*
Jesse Tomczak	4,954	(10)	*
Frank C. Sarratori	30,000	(11)	*
All directors and executive officers as a group (13 persons)	198,454		*	%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Pioneer Bancorp, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from January 7, 2020. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Pioneer Bancorp, Inc. common stock.
(2)	Based on a total of 25,977,679 shares of common stock outstanding as of January 7, 2020.
(3)	Includes 15,000 shares held in the Pioneer Bank 401(k) Plan, 14,400 shares held by his spouse and 600 shares held by a son who shares the same household.
(4)	Includes 15,000 shares held by spouse.
(5)	Includes 5,900 shares held in an individual retirement account.
(6)	Includes 15,000 shares held in the Pioneer Bank 401(k) Plan and 1,000 shares held by a child who shares the same household.
(7)	Includes 15,000 shares held in the Pioneer Bank 401(k) Plan.
(8)	Includes 4,913 shares held in the Pioneer Bank 401(k) Plan, 1,250 shares held as custodian for son and 1,250 shares held as custodian for daughter.
(9)	All 15,000 shares held in the Pioneer Bank 401(k) Plan.
(10)	All 4,954 shares held in the Pioneer Bank 401(k) Plan.
(11)	Includes 15,000 shares held in the Pioneer Bank 401(k) Plan and 15,000 shares held by his spouse.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. However, if Pioneer Bancorp, MHC, our majority stockholder, votes at the annual meeting, a quorum would be assured.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending June 30, 2020, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the annual meeting and entitled to vote on the matter, without regard to proxies marked ABSTAIN or broker non-votes.

Management anticipates that Pioneer Bancorp, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Pioneer Bancorp, MHC votes all of its shares in favor of each proposal, the election of directors and the ratification of the appointment of our independent registered public accounting firm for the year ending June 30, 2020 would be assured.

Effect of Not Casting Your Vote

If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Participants in the Pioneer Bank Employee Stock Ownership Plan or the Pioneer Bank 401(k) Plan

If you participate in the Pioneer Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated or deemed allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated or deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. Under the ESOP, since no shares have been allocated to the participants at the time of the stockholder vote, you will be deemed to have one share for purposes of giving such voting instructions.

In addition, participants in the Pioneer Bank 401(k) Plan (“401(k) Plan”) who have assets invested in Pioneer Bancorp, Inc. common stock will receive a Vote Authorization Form that allows them to direct the 401(k) Plan trustee to vote their shares held by the 401(k) Plan. If a participant does not direct the 401(k) Plan trustee as to how to vote his or her shares in the 401(k) Plan, the trustee will vote such interest in the same proportion as it has received voting instructions from other 401(k) Plan participants. The deadline for returning your ESOP Vote Authorization Form and/or 401(k) Vote Authorization Form is Tuesday, February 11, 2020 at 5:00 p.m. Eastern time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Eileen Bagnoli and Madeline Taylor have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. Each nominee is currently a director of Pioneer Bancorp, Inc.

The following sets forth certain information regarding the nominees and the other current members of our Board of Directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of June 30, 2019, and term as a director includes service with Pioneer Bank.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Pioneer Bancorp, Inc. is also a director of Pioneer Bank.

Directors

The nominees for director for terms ending in the year ending June 30, 2022:

Eileen C. Bagnoli (age 69) served in various capacities with Pioneer Bank since 1972 until her retirement with Pioneer Bank in June 2013 after a 41-year career. During her tenure, Ms. Bagnoli held positions at Pioneer Bank in retail branch management, marketing, human resources and operations, and served as Chief Executive Officer from June 2010 until June 2013 and as Executive Vice President and Chief Operating Officer from 2003 until June 2010. Ms. Bagnoli was actively involved in the New York Bankers Association, as well as the Independent Bankers Association of New York State. She served as a director and past board chair of the Commission on Economic Opportunity and the New York State Higher Education Services Corporation Board and additionally served for over 22 years on the board of the Helping Hands School. In 2008, she was honored for her distinguished career with the "Women of Excellence" award by the Albany-Colonie Regional Chamber of Commerce and in 2010 was the recipient of the Capital District Business Review's Women in Business Outstanding Executive award. Ms. Bagnoli currently serves on the board of WMHT Educational Telecommunications. Ms. Bagnoli’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which we serve affords the board valuable insight regarding our business and operations. Ms. Bagnoli joined Pioneer Bank’s board in 2010 and has been a member of the boards of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC since their incorporation.

Madeline Taylor (age 73) is a consultant to the Association Management Division of Capital Hill Management Services where she is involved in Business Development and Client Relations. Prior to this, Ms. Taylor spent 17 years with the Albany-Colonie Regional Chamber of Commerce where she served in various executive level positions, the last seven years of which were as President and Chief Executive Officer of the Chamber. During her tenure as Chamber President, Ms. Taylor was credited with spearheading the "Tech Valley" initiative of the Capital Region and became a founding member of the Tech Valley Chamber Coalition. Ms. Taylor has served on the boards of the New York State Economic Development Council, the Empire State Certified Development Corporation, the Albany Academy for Girls, Albany Memorial and Samaritan Hospitals and as a member of the President's Council of Russell Sage College. Ms. Taylor was also appointed by former New York Governor George Pataki to serve on the Board of the Harriman Campus Development Corp. Ms. Taylor has been the recipient of several awards, including being named one of the "100 Women of Excellence" by the Women's Business Council of the Albany-Colonie Chamber, the Marketer of the Year by the American Marketing Association, Distinguished Leadership Award by the National Association for Community Leadership and was featured as a "Woman in the News" by the Women's Press Club of New York State. Ms. Taylor’s business and public policy experience, community service and strong knowledge of the business climate of the New York Capital Region brings extensive insight into the customers who live in our market area and economic developments affecting our market area. Ms. Taylor joined Pioneer Bank’s board in 2003 and has been a member of the boards of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC since their incorporation.

The following directors of Pioneer Bancorp, Inc. have terms ending in the year ending June 30, 2020:

Dr. James K. Reed (age 69) is President and Chief Executive Officer of St. Peter’s Health Partners. Dr. Reed became President and Chief Executive Officer upon the merger of Northeast Health, Seton Health and St. Peter’s Health Care Services. As President and Chief Executive Officer, Dr. Reed oversees the management and growth of the region’s largest and most comprehensive not-for-profit network of high-quality, advanced medical care, primary care, rehabilitation and senior services. Dr. Reed has also held a number of high level finance positions, including Director of Corporate Finance at International Paper Company, and Director of Acquisitions and Divestitures at Union Pacific Corporation. He then went on to become the Chief Medical Officer of Northeast Health, before becoming President and Chief Executive Officer of St. Peter’s Health Partners. Dr. Reed is also a board officer of the Medical Liability Mutual Insurance Company (MLMIC), board and Executive Committee member of the CEG, and board member of HealthNow New York Inc., and Capital Region Chamber of Commerce. Dr. Reed has a proven record of success in managing large and complex organizations and has a special understanding of the health care and technology sectors. Dr. Reed joined Pioneer Bank’s board in 2017 and has been a member of the boards of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC since their incorporation.

Edward Reinfurt (age 66) was the Director of the Empire State Development Division of Science, Technology and Innovation (NYSTAR), retiring from this position in February 2014. Prior to his appointment at NYSTAR, Mr. Reinfurt was Vice President of The Business Council of New York State for 27 years. He also served in the capacity of Director of Government Affairs for both the Carrier Corporation and Associated Industries of New York State. During his career, Mr. Reinfurt has spent considerable time on a wide variety of public policy issues. He was a member of the New York State Department of Health's Committee on Public Health Priorities, the New York Governor's Task Force to Restructure Employment, Health and Social Services, and the Accountability Team of the Labor and Education Department's joint committee reviewing the New York State's Workforce Development System. Mr. Reinfurt also served as past chair and board member of Northeast Health, Inc. and currently serves as Vice Chairman of "Kids Count" in Watervliet. Mr. Reinfurt’s strong government affairs experience and leadership skills are an invaluable asset to the board. Mr. Reinfurt joined Pioneer Bank’s board in 2006 and has been a member of the boards of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC since their incorporation.

The following directors of Pioneer Bancorp, Inc. have terms ending in the year ending June 30, 2021:

Thomas L. Amell (age 52) has served as President and Chief Executive Officer of Pioneer Bank since June 2013. Mr. Amell’s banking career spans 30 years working in different areas of banking, including retail and commercial sales management and executive leadership. Before joining Pioneer Bank, Mr. Amell served as President – Commercial Services of State Employees Federal Credit Union. Prior to that, Mr. Amell was Regional Vice President at First Niagara Bank. Mr. Amell is actively involved in various organizations, currently serving as Chairman of the Independent Bankers Association of New York State, a member of the board of the New York Bankers Association, a member of the 50 Group, the Chairman of the CEG and an officer of the Siena College Board of Trustees. He has also received many awards during his career, including Albany Business Review’s “40 Under 40,” the AMA of New York Capital Region Chapter’s “Marketer of Excellence,” Hudson Valley Community College’s “Otto V. Guenther Career Achievement Award,” the Big Brothers’/Big Sisters’ “Spirits of September Honoree” and 2015 Champion for Children Award from Northern Rivers. Mr. Amell’s extensive knowledge of the banking industry and strong leadership skills provides the board with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment. Mr. Amell joined Pioneer Bank’s board in 2012 and has been a member of the boards of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC since their incorporation.

Donald E. Fane (age 58) is the President of Callanan Industries, Inc., a leading supplier of asphaltic concrete, aggregates, ready mix concrete and construction services in New York State. Prior to being named President in 2014, Mr. Fane held the position of Executive Vice President at Callanan. He also serves as President of Clemente Latham Concrete. Mr. Fane is involved in and serves on various local boards, including Hudson Valley Community College and the Lansingburgh Boys & Girls Club. He formerly served on the board of Seton Health Foundation, the Historic Troy 20/20 Group and the Troy Savings Bank Music Hall. He is the former Commissioner of the Spiegleltown Fire Company. In 1999, Mr. Fane was bestowed with the "Uncle Sam Citizen of the Year" Award, in 2003 the Troy Police Benevolent Association's "Gold Shield Award" and in 2006 the Rensselaer County Boy Scout's “Good Scout Award.” Mr. Fane’s career as a business executive provides the board with knowledge of the challenges facing business in our market area. Further, Mr. Fane, both through his business and as an active member of the community, is knowledgeable of our local customer environment. Mr. Fane joined Pioneer Bank’s board in 2006 and has been a member of the boards of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC since their incorporation.

Shaun Mahoney (age 55) is the Founder and Chief Executive Officer of the Mahoney Performance Institute, which he began in 2009. As founder of the Mahoney Performance Institute, Mr. Mahoney has developed a continuum of leadership development programs from personal leadership for employees to rising managers through senior management. There are over 450 alumni of his leadership programs in the Capital Region. He has also served in a number of management and executive roles at private and public companies such as The Chase Manhattan Bank, Equifax, and Housecall Medical Resources. Mr. Mahoney is a board member for the Center of Economic Growth, Chairman of NextRidge Inc., a member of the Albany 50 Group and the former Chairman of the Dean’s Advisory Council for the Siena College School of Business. Mr. Mahoney’s skills in leadership development and knowledge of the local community will assist Pioneer Bancorp, Inc. as we transition to a public company. Mr. Mahoney joined Pioneer Bank’s board in 2019 and has been a member of the boards of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC since their incorporation.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of June 30, 2019. The executive officers of Pioneer Bancorp, Inc. and Pioneer Bank are elected annually.

Joseph A. Fleming, age 56, had served as our Executive Vice President and Chief Lending Officer since December 2004 and in 2019 was appointed Executive Vice President and Chief Credit Officer. Prior to the appointments, Mr. Fleming served in various banking positions at Pioneer Bank since 2002.

Susan M. Hollister, age 53, has served as our Executive Vice President and Chief Human Resources Officer since August 5, 2016. Prior to joining Pioneer Bank, Ms. Hollister served as Senior Human Resources Manager for First Niagara Bank in the Eastern New York region from 1993 until August 2016.

Patrick J. Hughes, age 46, has served as our Executive Vice President and Chief Financial Officer since November 2016. Prior to joining Pioneer Bank, Mr. Hughes spent 20 years with UHY Advisors/UHY LLP, a professional services firm. From 2006 until November 2016, Mr. Hughes served at the firm as a Managing Director and Partner.

Laura A. Mazzara, age 56, has served as our Executive Vice President and Chief Risk Officer since December 2008 after having previously served in various positions at Pioneer Bank since 1987.

Jesse Tomczak, age 46, was appointed Executive Vice President and Chief Banking Officer in 2019. Previously, he served as our Executive Vice President and Chief Customer Experience Officer since October 2013. Mr. Tomczak previously served as Director of Business Development at State Employees Federal Credit Union.

Frank C. Sarratori, age 54, has served as our Executive Vice President and Chief Administrative Officer, General Counsel and Corporate Secretary since 2013. Prior to 2013, Mr. Sarratori served as Chief Compliance Officer, Corporate Secretary and General Counsel since his date of hire in 2004. Mr. Sarratori was appointed as a director of Pioneer Bank in April 2019.

Board Independence

The board of directors of Pioneer Bancorp, Inc. has determined that each of our directors, except Mr. Amell, is “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market. Mr. Amell is not considered independent because he is an executive officer of Pioneer Bancorp, Inc. and Pioneer Bank.

In determining the independence of our directors, there were no relationships between Pioneer Bank and our directors and officers which are not required to be reported under “Transactions With Certain Related Persons” below.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Madeline Taylor, who is an independent director. This ensures a greater role for the independent directors in the oversight of Pioneer Bancorp, Inc. and Pioneer Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;

•	periodic meetings of the independent directors; and

•	an annual performance evaluation of the President and Chief Executive Officer by the Compensation Committee.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Pioneer Bancorp, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Pioneer Bancorp, Inc.  Risks relating to the direct operations of Pioneer Bank are further overseen by the Board of Directors of Pioneer Bank, most of whom are the same individuals who serve on the Board of Directors of Pioneer Bancorp, Inc.  The Board of Directors of Pioneer Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Pioneer Bancorp, Inc. and Pioneer Bank such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Code of Ethics for Senior Officers

Pioneer Bancorp, Inc. has adopted a Code of Ethics for Senior Officers that applies to Pioneer Bancorp, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at http://investors.pioneerbanking.com/govdocs. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

Pioneer Bancorp, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. This is Pioneer Bancorp, Inc.’s first Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Pioneer Bancorp, Inc., 652 Albany Shaker Road, Albany, New York 12211, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Pioneer Bancorp, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Meetings and Committees of the Board of Directors

The business of Pioneer Bancorp, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Pioneer Bancorp, Inc. are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors of Pioneer Bancorp, Inc. held one regular meeting during the year ended June 30, 2019. Pioneer Bank held 10 regular meetings and no special meetings during the year ended June 30, 2019. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he/she has been a director); and (ii) the total number of meetings held by all committees on which he/she served (during the periods that he/she served).

Audit Committee. The Audit Committee is comprised of Directors Reed, Bagnoli, Reinfurt and Taylor each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Director Taylor serves as chair of the Audit Committee. The Board of Directors has determined that Director Reed qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Audit Committee of Pioneer Bank met three times during the year ended June 30, 2019. The Audit Committee of Pioneer Bancorp, Inc. began meeting in fiscal 2020.

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by Pioneer Bancorp, Inc.’s officers regarding financial reporting policies and practices. The Audit Committee also reviews the performance of Pioneer Bancorp, Inc.’s independent registered public accounting firm, the internal audit function and oversees policies associated with financial risk assessment and risk management. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at http://investors.pioneerbanking.com/govdocs.

Compensation Committee. The Compensation Committee was comprised of Directors Bagnoli, Reinfurt and Taylor. Director Bagnoli served as chair of the Compensation Committee. The Compensation Committee of Pioneer Bank met two times during the year ended June 30, 2019. The Compensation Committee of Pioneer Bancorp, Inc. began meeting in fiscal 2020.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Pioneer Bancorp, Inc.’s compensation and incentive plans, policies and programs, and to oversee Pioneer Bancorp, Inc.’s management development and succession plans for executive officers. Pioneer Bancorp, Inc.’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

During the year ended June 30, 2019, the Compensation Committee engaged Arthur Warren Associates to review Pioneer Bank’s overall compensation structure in order to make recommendations on whether management compensation was comparable to Pioneer Bank’s peers. This review was conducted as required by New York banking regulations in connection with Pioneer Bank’s reorganization into the mutual holding company structure.

The Compensation Committee operates under a written charter which is available on our website at http://investors.pioneerbanking.com/govdocs. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Pioneer Bancorp, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Directors Fane, Reed and Reinfurt. Director Fane serves as chair of the Nominating and Corporate Governance. The Nominating and Corporate Governance of Pioneer Bank met two times during the year ended June 30, 2019. The Nominating and Corporate Governance Committee of Pioneer Bancorp, Inc. began meeting in fiscal 2020. The committee seeks Board members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Pioneer Bank’s position in its community and can assist Pioneer Bank with business development through business and other community contacts. A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation provision and a requirement that the candidate not have been subject to certain criminal or regulatory actions. The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at http://investors.pioneerbanking.com/govdocs.

The committee considers the following criteria in evaluating and selecting candidates for nomination:

•	Contribution to Board – Pioneer Bancorp, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the committee will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The committee will also take into consideration the number of public company boards of directors, other than Pioneer Bancorp, Inc.’s, and committees thereof, on which the candidate serves. The committee will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than one public company other than Pioneer Bancorp, Inc., it being the policy of Pioneer Bancorp, Inc. to limit public company directorships to one company other than Pioneer Bancorp, Inc.

•	Experience – Pioneer Bancorp, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Pioneer Bancorp, Inc.’s business, the committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•	Familiarity with and Participation in Local Community – Pioneer Bancorp, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Pioneer Bancorp, Inc.’s business, the committee will consider a candidate’s familiarity with Pioneer Bancorp, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Pioneer Bancorp, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•	Integrity – Due to the nature of the financial services provided by Pioneer Bancorp, Inc. and its subsidiaries, Pioneer Bancorp, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the committee will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Pioneer Bancorp, Inc.’s Bylaws.

•	Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Pioneer Bancorp, Inc. and its stockholders. In connection with such obligation, the committee will consider a candidate’s ability to represent the best long-term interests of Pioneer Bancorp, Inc. and its stockholders, including past service with Pioneer Bancorp, Inc. or Pioneer Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•	Independence – The committee will consider the absence or presence of material relationships between a candidate and Pioneer Bancorp, Inc. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Pioneer Bancorp, Inc. should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the committee will consider the candidate’s potential independence under such other standards.

•	Gender and Ethnic Diversity – The committee understands the importance and value of gender and ethnic diversity on the Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

•	Equity Holdings – The committee believes that having a proprietary interest in Pioneer Bancorp, Inc. serves as an incentive to contribute to our success and to help increase stockholder value. Accordingly, the committee will consider a candidate’s equity holdings in Pioneer Bancorp, Inc.

•	Additional Factors – The committee will also consider any other factors it deems relevant to a candidate’s nomination that are consistent with our policies and strategic plan and the Board of Directors’ goal of promoting the long-term success of Pioneer Bancorp, Inc. and providing value to its stockholders. The committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Pioneer Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the committee decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended June 30, 2019 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 652 Albany Shaker Road, Albany, New York 12211. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Pioneer Bancorp, Inc.’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the stockholder as they appear on Pioneer Bancorp, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Pioneer Bancorp, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate and the number of shares of common stock of Pioneer Bancorp, Inc. that are owned by the candidate;

•	The candidate’s written consent to serve as a director;

•	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Pioneer Bancorp, Inc.’s Board of Directors; and

•	Such other information regarding the candidate or the stockholder as would be required to be included in Pioneer Bancorp, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Pioneer Bancorp, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Pioneer Bancorp, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Pioneer Bancorp, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended June 30, 2019;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

•	We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2019 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Pioneer Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Madeline Taylor

(Chairman)

Eileen Bagnoli

Dr. James K. Reed

Edward Reinfurt

Transactions With Certain Related Persons

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Pioneer Bank. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Pioneer Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

All loans made by Pioneer Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Pioneer Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Pioneer Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. The aggregate amount of our outstanding loans to our executive officers and directors was approximatively $452,000 at December 31, 2019. As of December 31, 2019, these loans were performing according to their original repayment terms.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Pioneer Bancorp, Inc.

Executive Compensation

The following table sets forth for the years ended June 30, 2019 and 2018, certain information as to the total remuneration paid by Pioneer Bank to Mr. Amell, who served as President and Chief Executive Officer and our two other most highly compensated executive officers for the year ended June 30, 2019. Each individual listed in the table below is referred to as a “named executive officer.”

		Summary Compensation Table
Name and principal position	Year	Salary	Non-equity incentive plan compensation (1)	All other compensation (2)	Total
Thomas L. Amell	2019	$651,182	$187,731	$27,218	$866,131
President and Chief Executive Officer	2018	$460,746	$167,000	$45,885	$673,631

Frank C. Sarratori	2019	$242,565	$95,532	$7,887	$345,984
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	2018	$238,833	$57,846	$10,383	$307,062

Jesse Tomczak	2019	$234,385	$82,696	$7,581	$324,662
Executive Vice President and Chief Banking Officer	2018	$201,543	$40,196	$7,053	$248,792

(1)	Payments were payable pursuant to the Pioneer Bank Targeted Incentive Plan. The annual performance period under the Targeted Incentive Plan is a 12-month period ending on December 31 of each year. Payments are made in the first calendar quarter of each year. The amounts payable in 2019 were based on the satisfaction of certain performance goals for the annual performance period ending on December 31, 2018 and such bonuses that were earned with respect to such performance period were paid in February, 2019.
(2)	A breakdown of the elements of the All Other Compensation column for the Named Executive Officers for the fiscal year ended June 30, 2019 is detailed in the following table.

Officer	Perquisites		401(k) Plan	Total
Thomas L. Amell	$16,568	(a)	$10,650	$27,218
Frank C. Sarratori	—	(b)	7,887	7,887
Jesse Tomczak	—	(b)	7,581	7,581

(a)	Includes the value of the executive’s use of a bank-owned automobile and club membership dues. Mr. Amell purchased the vehicle during 2019.

(b)	Did not exceed $10,000.

Benefit Plans and Agreements

Employment Agreement with Thomas L. Amell.  On July 17, 2019, Pioneer Bank entered into an employment agreement with Mr. Amell. The employment agreement has an initial term that ends on December 31, 2021. The initial term will extend automatically for one additional year on January 1 of each year beginning January 1, 2020 unless either Pioneer Bank or Mr. Amell give notice no later than 30 days before the anniversary date that the term will not be renewed. At least 30 days prior to each anniversary date of the employment agreement, disinterested members of the board of directors of Pioneer Bank will conduct a comprehensive performance evaluation and review of Mr. Amell’s performance for purposes of determining whether to take action to not renew the employment agreement.

The employment agreement specifies Mr. Amell’s base salary, which initially is $651,182. The compensation committee of the board of directors (the “Compensation Committee”) may increase, but not decrease, Mr. Amell’s base salary. In addition to the base salary, the agreement provides that Mr. Amell is eligible to participate in any bonus plan or arrangement of Pioneer Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Mr. Amell is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Pioneer Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with Pioneer Bank, including memberships in organizations as Mr. Amell and the board mutually agree are necessary and appropriate.

Pioneer Bank may terminate the executive’s employment, and Mr. Amell may resign, at any time with or without good reason. In the event of Mr. Amell’s (1) termination without cause other than due to death or disability, or (2) voluntary resignation for good reason (a “qualifying termination event”), Pioneer Bank would pay Mr. Amell a cash lump sum payment equal to the base salary he would have earned had he remained employed for the greater of: (1) the remaining term of the employment agreement; or (2) 12 months (the “benefits period”). In addition, Mr. Amell would receive non-taxable medical and dental insurance coverage under Pioneer Bank’s group health plan at the same cost-sharing arrangement in effect as of the date of determination during the benefits period or, if earlier, until Mr. Amell receives substantially comparable health and welfare coverage from another employer. A “good reason” condition for purposes of the employment agreement would include a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with Mr. Amell’s position with Pioneer Bank, a relocation of Mr. Amell’s principal place of employment by more than 35 miles from Pioneer Bank’s main office or a material breach of the employment agreement by Pioneer Bank.

In the event Mr. Amell’s qualifying termination event occurs on or after a change in control of Pioneer Bancorp, Inc. or Pioneer Bank, Mr. Amell would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of his: (1) base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control.  Such payment will be made in a cash lump sum within 30 days following the Mr. Amell’s date of termination. In addition, Pioneer Bank (or its successor) will continue to provide Mr. Amell with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to him immediately before his date of termination at no cost to Mr. Amell. Such continued coverage will cease upon the earlier of: (1) 36 months after the date of termination; or (2) the date on which Mr. Amell becomes a full-time employee of another employer and receives comparable health and welfare benefits.

The reorganization of Pioneer Bank into the mutual holding company structure or the conversion of Pioneer Bancorp, MHC from mutual to stock form and a contemporaneous stock offering of a newly-formed stock holding company are not considered change in control events for purposes of the employment agreement.

The employment agreement would immediately terminate upon the earlier of Mr. Amell’s voluntary resignation without good reason, death or disability, and Pioneer Bank would have no obligation to pay any additional severance benefits to Mr. Amell under the employment agreement.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Amell will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements.  Pioneer Bank entered into individual change in control agreements with its six other executive officers, including Frank C. Sarratori, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, Jesse Tomczak, Executive Vice President and Chief Banking Officer, and Patrick J. Hughes, Executive Vice President and Chief Financial Officer. The change in control agreements have terms that initially end on December 31, 2020. Each agreement will extend automatically for one additional year on January 1 of each year beginning January 1, 2020 so that the remaining term is two years unless either Pioneer Bank or the executive gives notice no later than 30 days before such anniversary date that the agreement will not be renewed. At least 30 days prior to each anniversary date of the change in control agreements, disinterested members of the board of directors of Pioneer Bank will conduct a comprehensive performance evaluation and review of each executive’s performance for purposes of determining whether to not renew the executive’s change in control agreement. Notwithstanding the foregoing, in the event that Pioneer Bancorp, Inc. or Pioneer Bank enters into a transaction that would be considered a change in control as defined under the agreements, the term of the agreements would extend automatically so that they would expire no less than two years beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” on or after the effective date of a change in control of Pioneer Bancorp, Inc. or Pioneer Bank, each executive would be entitled to a severance payment equal to two times the sum of the executive’s: (1) base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control.  Such payment will be made in a cash lump sum within 30 days following the executive’s date of termination. In addition, Pioneer Bank (or its successor) will continue to provide each executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to him or her immediately before the date of termination at no cost to the executive. Such continued coverage will cease upon the earlier of: (1) 24 months after the date of termination; or (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits.

A “good reason” condition for purposes of each change in control agreement would include a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with the executive’s position with Pioneer Bank, a relocation of the executive’s principal place of employment by more than 35 miles from Pioneer Bank’s main office or a material breach of the change in control agreement by Pioneer Bank.

The reorganization of Pioneer Bank into the mutual holding company structure or the conversion of Pioneer Bancorp, MHC from mutual to stock form and a contemporaneous stock offering of a newly-formed stock holding company are not considered change in control events for purposes of the change in control agreements.

Targeted Incentive Plan (TIP). Pioneer Bank adopted the TIP for its executive officers who are approved annually by the board. Each named executive officer is a participant in the TIP. The TIP is designed to provide participants with incentives and motivation to increase Pioneer Bank’s profitability and growth while maintaining its safety and soundness. The TIP provides annual incentive awards to participants based on overall bank-wide, department and/or individual performance goals established annually, which are determined by using performance history, peer data, market data and the Compensation Committee’s judgment based on previous experience and projected market conditions.

Each participant can achieve annual incentive awards based on a percentage of base salary, depending on performance goals at certain percentages of achievement, ranging from 90% to 115% for the Chief Executive Officer and 90% to 110% for the other executive officers. Each performance goal established is weighted. The annual performance period under the TIP is a 12-month period ending on December 31 of each year (the “plan year”). For the plan year ended December 31, 2018, the performance goals established were based on: (1) current year return on assets; (2) three-year return on assets; (3) core deposit growth; and (4) three-year return on assets compared to a peer group of all federally insured savings banks having assets between $300 million and $1.0 billion. The performance goals were equally weighted for each participant, except for the CEO, whose performance goals were weighted 15%, 40%, 15% and 30%, respectively, to be more focused on the long-term performance of Pioneer Bank. Furthermore, any annual incentive award payable under the TIP was contingent upon Pioneer Bank obtaining minimum performance goals related to net income and safety and soundness and the participant having satisfactory job performance during the plan year. Each named officer’s annual incentive award opportunities for the plan year ended December 31, 2018, as a percentage of base salary, was 40%.

Each participant’s annual incentive award is payable in a cash lump sum as soon as practicable following the completion of the plan year, provided, however, that such payment will be made no later than two and one-half months following the end of the plan year. A participant must be actively employed on the last day of the plan year in order to receive the annual incentive award. Based on the foregoing, Messrs. Amell, Sarratori and Tomczak earned $187,731, $95,532 and $82,696, respectively, under the TIP for the plan year ended December 31, 2018 and such bonuses were paid to Messrs. Amell, Sarratori and Tomczak in February, 2019.

Board of Directors and Executive Employees Deferred Compensation Plan. Pioneer Bank maintains the Pioneer Bank Board of Directors and Executive Employees Deferred Compensation Plan for directors and certain executives of Pioneer Bank who are designated to participate in the plan by the board. Mr. Sarratori is the only named executive officer participating in the plan. Participants may make an election on a deferral election form (the “election form”) to defer a portion the participants’ compensation, up to 100%. Amounts deferred are credited to a bookkeeping account established in the name of each participant. The participant’s account balance accrues earnings, as if the balance was invested in one or more investment funds as selected by the employer, in multiples of 1%. Participants are always 100% vested in their deferral accounts. Participants must elect on the participation agreements the form and timing of distribution at the time the participant makes the deferral election. If the participant fails to properly elect the time and form of distribution, the participant’s account will be designated as a separate account and will be paid in a lump sum. Unless the participant has elected for his or her account balance to be payable while employed with Pioneer Bank, the participant’s account balance is generally distributed upon the earlier of death, disability or termination of employment.

Tax-Qualified Retirement Plans

Pension Plan. Pioneer Bank maintains The Retirement Plan of Pioneer Savings Bank, a qualified, tax-exempt non-contributory defined benefit plan (the “pension plan”) for employees of Pioneer Bank, excluding union employees and leased employees. Employees hired prior to September 1, 2019 are enrolled on January 1 or July 1 following the completion of one year of service and attainment of age 21.  Part-time employees are eligible if they have worked a minimum of 1,000 hours in their first year of employment or in any subsequent pension plan year. Employee hired on or after September 1, 2019 are not eligible to participate in the pension plan. Contributions to the pension plan are made to satisfy the actuarially determined minimum funding requirements according to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A participant becomes 100% vested in his or her accrued benefit under the pension plan after five years of service with Pioneer Bank.

Upon attainment of normal retirement date (age 65 for participants who entered the plan before October 1, 1988, or the later of age 65 or the fifth anniversary of participation in the plan for participants who entered the plan on or after October 1, 1988), the participant is entitled to a normal retirement benefit, which is an monthly benefit equal to 1/12 of the product of 2% of the participant’s average annual earnings, multiplied by the participant’s full and fractional years of service (up to a maximum of 30 years) earned before January 1, 2010, plus the product of 1.5% of the participant’s average annual earnings multiplied by the participant’s full and fractional years of service earned after December 31, 2009 (up to a maximum of 30 years reduced by years of service earned prior to January 1, 2010) payable for the life of the participant. Alternative forms of payments include the actuarial equivalent of the normal retirement benefit paid in the form of a lifetime benefit, with a guaranteed minimum of 10 or 15 years, a 50%, 75% or 100% survivor lifetime benefit for the participant and his or her joint annuitant, and an annuity with the option to elect the form of survivor benefit which meets the requirements of Section 401(a)(9) of the Internal Revenue Code.

If the participant has attained his or her early retirement date (the date on which the participant has completed 30 years of service or attainment of age 60 with 20 years of service) and elects the normal retirement benefit to commence prior to the normal retirement date, the participant would receive an early retirement benefit equal to the participant’s accrued pension benefit, reduced by 0.4166% for each of the first 60 months before the normal retirement date and 0.2083% for each additional month before the normal retirement date.

If a participant terminates employment prior to the normal retirement date and early retirement date, the participant would be entitled to the participant’s vested accrued benefit, determined as of the date of termination of employment, payable as of the participant’s normal retirement date; provided, however, that if the participant has completed 20 years of service for the normal retirement benefit, the participant may elect to begin benefit payments as of the first day of any month following the month in which the participant would have been eligible for early retirement if the participant had continued employment adjusted by the same factors as the early retirement benefit.

401(k) Plan. Pioneer Bank maintains the Pioneer Bank 401(k) Plan, which is a qualified, tax-exempt profit-sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees except for union employees, leased employees, and employees who are not classified as salaried or commission-paid employees, are eligible to participate in the plan upon reaching age 21 and working for at least three months with respect to making elective salary deferrals and receiving all other employer contributions. Employees are permitted to make elective salary deferrals in an amount up to $19,000 (as indexed annually). Eligible employees who have not made a salary deferral election automatically have withheld 6% of their salary deferred as a pre-tax contribution which will be invested in accordance with the plan’s investment policies. Eligible employees may designate their salary deferrals as either pre-tax or after-tax Roth deferrals.

An employee may also contribute rollover contributions to the plan from another eligible retirement plan. Employees who have attained age 50 before the end of a plan year are also eligible to make catch-up contributions during the year in an amount not to exceed $6,000 (as indexed annually). All employee elective salary deferrals, catch-up contributions and “rollover” contributions are fully and immediately vested.

In addition, Pioneer Bank currently makes an employer matching contribution for the amount a participant contributes as salary deferrals up to 100% of the amount contributed for the first 1% of the participant’s plan compensation plus 50% of the amount contributed between 1% and 6% of the participant’s plan compensation. Pioneer Back may also make discretionary qualified non-elective contributions. Pioneer Bank may also make a discretionary pro-rata employer contribution each plan year.

Employer matching contributions and employer discretionary pro-rata contributions are subject to a six-year vesting schedule, such that the participant vests in the first 20% of his or her account attributable to employer matching and profit-sharing contributions after two years of service and an additional 20% each year thereafter until fully vested after six years. The qualified non-elective contributions are fully and immediately vested. Generally, a participant is not entitled to an in-service distribution of his or her account balance until the participant attains age 59-1/2. In addition, the 401(k) Plan permits loans to participants within the limits set forth in the Internal Revenue Code and according to loan procedures established by Pioneer Bank. Participants are entitled to benefit payments upon termination of employment, disability or death. Participants may elect that benefits be distributed in the form of a lump sum or in equal annual installments paid over a set of number of years. Pioneer Bank has established an employer stock fund in the 401(k) Plan so that participants can acquire an interest in the common stock of Pioneer Bancorp, Inc. through their accounts in the 401(k) Plan.

Employee Stock Ownership Plan. In connection with its mutual holding company reorganization and related stock offering, Pioneer Bank adopted an employee stock ownership plan (the “ESOP”) for eligible employees. The named executive officers are eligible to participate in the ESOP just like other employees. Eligible employees who have attained age 21 on the first entry date commencing on or after the eligible employee’s completion of one year of service. All employees of Pioneer Bank except for union employees, leased employees, nonresident aliens and employees compensated on an hourly basis or commission basis are eligible to participate in the employee stock ownership plan.

The ESOP trustee purchased, on behalf of the ESOP, 1,018,325 shares of Pioneer Bancorp, Inc. common stock outstanding, funded with a loan from Pioneer Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan is repaid principally through Pioneer Bank’ discretionary contributions to the ESOP and any dividends payable on common stock held by the ESOP over the 20-year term of the loan. The interest rate for the ESOP loan is the prime rate, as published in The Wall Street Journal, on the closing date of the stock offering. Thereafter, the interest rate adjusts annually and is the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants will vest in the first 20% of their account balances after two years of service and an additional 20% each year thereafter until full vesting occurs after six years. No vesting credit will be given for years of service prior to January 1, 2019. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service in accordance with the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2019 certain information as to the total remuneration we paid to our directors. Mr. Amell did not receive director fees for the year ended June 30, 2019.

Director Compensation for the Year Ended June 30, 2019
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Eileen Bagnoli	$60,100	—	$60,100
John J. Buono(2)	$28,100	$10,000	$38,100
Donald E. Fane	$60,100	—	$60,100
Shaun Mahoney	$5,400	—	$5,400
Dr. James K. Reed	$53,900	—	$53,900
Edward Reinfurt	$60,100	—	$60,100
Madeline D. Taylor	$60,100	—	$60,100

(1)	For the year ending June 30, 2019, no director had perquisites, the aggregate value of which exceeded $10,000. Mr. Buono received $10,000 in connection with his appointment as a director emeritus.
(2)	Mr. Buono retired as of January 1, 2019.

Director Fees

During the year ended December 31, 2018, the directors received a fee of $4,350 for each director meeting attended and a fee of $400 for each loan committee meeting attended. During the year ending December 31, 2019, the directors received a fee of $4,600 for each director meeting attended and a fee of $400 for each loan committee meeting attended.

Each person who also serves as a director/trustee of Pioneer Bancorp, Inc. or Pioneer Bancorp, MHC earns director fees only in his or her capacity as a board or committee member of Pioneer Bank.

Director Plans

Dr. Reed is a participant in the Board of Directors and Executive Employees Deferred Compensation Plan. Please see the description of the plan set forth under “—Agreements and Benefit Plans” for further details.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Pioneer Bancorp, Inc. has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for the year ending June 30, 2020, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Bonadio & Co., LLP for the year ending June 30, 2020. A representative of Bonadio & Co., LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Bonadio & Co., LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Pioneer Bancorp, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Bonadio & Co., LLP for the years ended June 30, 2019 and 2018.

	Year Ended June 30, 2019	Year Ended June 30, 2018
Audit Fees	$121,720	$106,115
Audit-Related Fees	$89,550	$—
Tax Fees	$29,800	$31,075
All Other Fees	$—	$—

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of Pioneer Bank’s annual consolidated financial statements for the years ended June 30, 2019 and 2018, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during fiscal 2019, including out of pocket expenses.

Audit-Related Fees. During the year ended June 30, 2019, audit-related fees consisted of fees for services related to the mutual holding company reorganization of Pioneer Bank and the related stock offering, including review of the registration statement and prospectus, the issuance of consents and a state tax opinion, participation in drafting sessions and the preparation of a comfort letter.

Tax Fees. During the years ended June 30, 2019 and 2018, tax fees billed by Bonadio & Co., LLP were for tax preparation services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services is compatible with maintaining the independence of Bonadio & Co., LLP. The Audit Committee concluded that performing such services does not affect the independence of Bonadio & Co., LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees and tax fees billed and paid during the year ended June 30, 2019, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Bonadio & Co., LLP as independent registered public accounting firm for the year ending June 30, 2020.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Pioneer Bancorp, Inc.’s executive office, 652 Albany Shaker Road, Albany, New York 12211, no later than June 19, 2020, which is 120 days prior to the anniversary of the date we expect to mail these proxy materials. If the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Our Bylaws provide that, for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice to the Corporate Secretary not less than 90 days nor more than 120 days before the anniversary date of the proxy statement. However, if less than 90 days’ notice or prior public disclosure of the annual meeting is given to stockholders and the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the annual meeting date was made. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

The 2020 annual meeting of stockholders is expected to be held November 23, 2020. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than September 17, 2020 and no later than October 17, 2020.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF PIONEER BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 2019 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 652 Albany Shaker Road, Albany, New York 12211 OR BY CALLING (518) 730-3025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Pioneer Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2019 Annual Report are each available on the Internet at https://www.cstproxy.com/pioneerbanking/2019.

By Order of the Board of Directors
Frank C. Sarratori Corporate Secretary

Albany, New York

January 15, 2020

15132_Pioneer Bancorp Proxy Card REV3 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. PIONEER BANCORP, INC. 2019 Annual Meeting of Stockholders February 18, 2020, 9:00 A.M. local time This Proxy is Solicited On Behalf Of The Board Of Directors FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2. FOR AGAINST ABSTAIN 1. Election of Directors (1) Eileen C. Bagnoli (2) Madeline Taylor 2. Ratification of Bonadio independent oftheappointment & Co., LLP as the FOR allWITHHOLD AUTHORITY Nominees to vote (except as marked to listed to the the contrary for all nominees registered public left listed to the left) accounting firm for the year ending June 30, 2020. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) CONTROL NUMBER Signature Signature, if held jointly Date , 2020. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

15132_Pioneer Bancorp Proxy Card REV3 Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2019 Proxy Statement and the 2019 Annual Report to Stockholders are available at: https://www.cstproxy.com/pioneerbanking/2019 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PIONEER BANCORP, INC. The undersigned appoints Frank C. Sarratori and Patrick J. Hughes, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Pioneer Bancorp, Inc. held of record by the undersigned at the close of business on January 7, 2020 at the Annual Meeting of Stockholders of Pioneer Bancorp, Inc. to be held on February 18, 2020, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)